Press Release	Source: Torrent Energy

Torrent Energy Appoints Finance VP Pete Craven to Chief Financial Officer

Wednesday December 19, 8:57 am ET

PORTLAND, OR--(MARKET WIRE)--Dec 19, 2007 -- Torrent Energy Corporation (the "Company") (OTC BB:TREN.OB - News) today announced that Pete Craven has been promoted to chief financial officer from his previous role as vice president of finance. Craven, who was hired by Torrent in February as part of the Company's succession plan, has now replaced Mike Fowler, who has resigned to undertake other personal and professional opportunities. Fowler, who served as CFO since January 2006, will assist Torrent for the coming months as a consultant to ensure a smooth transition.

Craven has more than 25 years of accounting, oil and gas, and SEC public reporting experience. He began his career as a CPA with Ernst and Young and then worked for PacifiCorp in various accounting, SEC reporting, planning, M&A and management roles. He also served as vice president and controller for NERCO, Inc., a PacifiCorp subsidiary that owned significant oil and gas assets. Craven joined Torrent Energy in February 2007, and has been responsible for all of the Company's accounting and SEC reporting functions since that time. He received his undergraduate degree in accounting and economics from Gonzaga University in Spokane, Wash.

John Carlson, Torrent's CEO, said, "Pete has extensive experience with public companies in the oil and gas, energy and natural resource fields, and we have been the beneficiary of his expertise for nearly a year. The board of directors and I are confident that his broad range of industry experience will add value as we pursue our growth strategies in our Oregon and Washington project areas. Pete was brought into the Company to provide financial and regulatory support, with an ultimate goal of transitioning into the CFO position within the year.

"We have been fortunate to have Mike Fowler on our staff for the past two years," Carlson said. "He has been a tremendous asset to the Company and we are pleased he will continue to work with Torrent during the transition. We wish him the very best in his future endeavors."

About Torrent Energy Corporation

Torrent Energy Corporation is an exploration company focusing on developing non-conventional natural gas reserves in the Northwestern United States. The Company's primary objective is to create value for stakeholders by applying strong technical expertise to projects. The current focus of the Company's Oregon subsidiary, Methane Energy Corp., is on the exploration of the Coos Bay Basin project in southwestern Oregon where the Company currently has a land portfolio that includes over 118,000 acres of prospective land. For more information please visit www.torrentenergy.com.

Safe Harbor Statement:

This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to management's confidence that Mr. Craven's broad range of industry experience will add value as the Company pursues its growth strategies in its Oregon and Washington project areas. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, potential delays or obstacles in drilling and/or interpreting data, market fluctuations and spot prices for gas, and the possibility that no commercial quantities of gas are found or recoverable. For more risk factors about our Company, readers should refer to risk disclosure in our most recent 10-K and Form 10-Q filed on Edgar.

Contact:

For further information please contact:
Investor Relations in the U.S.
Pfeiffer High Investor Relations, Inc.
Geoff High, Principal
Phone: 303-393-7044
Email: Email Contact

Torrent Energy Corp.
John Carlson
President & CEO
Phone: 503-224-0072
Email: Email Contact

Investor Relations in Canada
CHF Investor Relations
Cathy Hume
CEO
Phone: 416-868-1079 ext. 231
Email: Email Contact

Source: Torrent Energy